EX 99.1

News Release	Contacts:	Barbara Thompson	Leonard D. Davenport
For Immediate Release		919.716.2716	770.476.2775
December 19, 2019		First Citizens Bank	Community Financial Holding Company, Inc.

COMMUNITY FINANCIAL HOLDING CO. INC. SHAREHOLDERS APPROVE
PROPOSED MERGER WITH FIRST CITIZENS BANK

RALEIGH, N.C., and DULUTH, Ga. - First-Citizens Bank & Trust Company (First Citizens Bank) and Community Financial Holding Company, Inc. (Community Financial) announced today that Community Financial’s shareholders have approved First Citizens’ pending acquisition of Community Financial and its wholly owned subsidiary, Gwinnett Community Bank.
At a meeting held today for the purpose of considering the transaction, the shareholders of Duluth, Ga.-based Community Financial voted to approve the merger agreement with Raleigh, N.C.-headquartered First Citizens Bank. Subject to receipt of required regulatory approvals and the satisfaction or waiver of customary closing conditions, the merger is expected to become effective in the first quarter of 2020 or as soon thereafter as practicable.
After the merger, Gwinnett Community Bank branch offices will initially operate as Gwinnett Community Bank, a division of First Citizens Bank. Customers should bank as they normally do at their existing branches. Gwinnett Community’s customer accounts will be converted to First Citizens Bank's systems and operations at a later date.
Leonard D. Davenport, CFA, chief executive officer of Community Financial, said: “We’re extremely pleased with this positive vote of support from our shareholders. Gwinnett and First Citizens both value superior service and strong relationships with their customers.”
Frank B. Holding Jr., chairman and chief executive officer of First Citizens Bank, said: “We look forward to welcoming Gwinnett Community and continuing to build upon our solid foundation in Georgia.”
Community Financial offers deposit and loan services through its subsidiary Gwinnett Community Bank, which operates three branch locations in Duluth, Suwanee and Buford, Ga.
First Citizens operates 27 locations in Georgia, including two branches in Gwinnett County.
About First Citizens Bank

Founded in 1898 and headquartered in Raleigh, N.C., First Citizens Bank serves customers at more than 550 branches in 19 states. First Citizens Bank is a wholly owned subsidiary of First Citizens BancShares, Inc. (Nasdaq: FCNCA), which has more than $37 billion in assets. For more information, call toll free 1.888.FC DIRECT (1.888.323.4732) or visit firstcitizens.com. First Citizens Bank. Forever First®.

About Community Financial Holding Company, Inc. and Gwinnett Community Bank

Gwinnett Community Bank, founded in 1999 and headquartered in Duluth, Ga., is a subsidiary of Community Financial. Gwinnett Community Bank serves customers through banking centers located in Duluth, Suwanee and Buford, Ga. For more information on Gwinnett Community Bank, visit www.gwinnettcommunitybank.com.

EX 99.1

Disclosures About Forward Looking Statements
This Press Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of Community Financial and First Citizens Bank and their managements about future events. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those described in the statements. Forward-looking statements in this Press Release include statements regarding Community Financial’s and First Citizens Bank’s expectations regarding the benefits of the merger, and when the merger will be completed. The accuracy of such forward-looking statements could be affected by factors beyond Community Financial’s and First Citizens Bank’s control, including, but not limited to, delays in the receipt of regulatory approvals that must be received before the merger may be completed, delays in the satisfaction or waiver of other conditions to the consummation of the merger, and difficulties experienced in the integration of the businesses of Community Financial and First Citizens Bank. Community Financial and First Citizens Bank undertake no obligation to revise or update these statements following the date of this Press Release.